EXHIBIT 10.2

AMENDMENT NO. 1 TO THE

KINDER MORGAN, INC.

2015 AMENDED AND RESTATED

STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 1 (the “Amendment”) to the Kinder Morgan, Inc. 2015 Amended and Restated Stock Incentive Plan (the “Plan”) is effective as of January 18, 2017.  Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.

WHEREAS, the Plan was originally adopted by the Board of Directors (the “Board”) as the Kinder Morgan, Inc. 2011 Stock Incentive Plan, effective as of January 1, 2011. The Plan was amended and restated as the Kinder Morgan, Inc. 2015 Amended and Restated Stock Incentive Plan by the Board on January 21, 2015, and was approved by the Company’s stockholders; and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.             Amendments.

The following amendments to the Plan shall be effective only with respect to Awards made on or after January 18, 2017, and shall not affect Awards made prior thereto.

a.              Administration of the Plan

Section 6(b) of the Plan shall be deleted in its entirety and replaced with the following:

“(b)         The Board shall have the power and authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to delegate its authority to one or more Officers of the Company with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (v) to determine when Awards are to be granted under the Plan and the applicable Date of Grant; (vi) from time to time to select, subject to the limitations set forth in this Plan, those Grantees to whom Awards shall be granted and to make any such grants; (vii) to determine the number of shares of Stock to be made subject to each Award; (viii) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting and forfeiture provisions and right of repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (ix) to designate an Award as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals; (x) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; (xi) to determine the duration and purpose of leaves of absences which may be granted to a Grantee without constituting termination of his or her employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (xii) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (xiii) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and (xiv) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.  Except as provided in Sections 7(b) or 11, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Options, Stock Appreciation Rights or other Awards with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.”

b.              Options.

Section 7(e) of the Plan shall be deleted in its entirety and replaced with the following:

“(e)         Each Option shall become exercisable in whole or in part or in installments at such time or times as the Committee may prescribe at the time the Option is granted and specify in the Option Agreement; provided, that no Option shall be exercisable less than 12 months after it is granted, except in the event of a Change in Control of the Company.”

c.               Restricted Awards

Section 8(h) of the Plan shall be deleted in its entirety and replaced with the following:

“(h)         With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement; provided, that no Restricted Period shall be less than 12 months.”

d.              Stock Appreciation Rights

Section 9(c) of the Plan shall be deleted in its entirety and replaced with the following:

“(c)         Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, that no Free Standing Right shall be exercisable less than 12 months after it is granted, except in the event of a Change in Control of the Company.”

Section 9(d) of the Plan shall be deleted in its entirety and replaced with the following:

“(d)         Related Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 9 of the Plan; provided, that no Related Stock Appreciation Right shall be exercisable less than 12 months after it is granted, except in the event of a Change in Control of the Company.”

e.               Other Stock-Based Awards.

Section 10(a) of the Plan shall be deleted in its entirety and replaced with the following:

“(a)         The Committee is authorized to grant Awards to Grantee in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. Other Stock-Based Awards shall include a right or other interest granted to a Grantee under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock, including but not limited to dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as determined by the Committee. The Committee shall determine the terms and conditions of such Other Stock-Based Awards, consistent with the terms of the Plan, at the Date of Grant or thereafter, including any Performance Goals and Performance Periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action; provided, that no Other Stock-Based Award shall vest less than 12 months after it is granted, except in the event of a Change in Control of the Company.”

f.                Clawbacks.

Section 18 of the Plan shall be deleted in its entirety and replaced with the following:

“18.        CLAWBACKS.  To the extent required by Company policy or applicable laws, rules, regulations or securities exchange listing requirements, the Company shall have the right, and shall take all actions necessary, to recover any amounts paid to any individual under this Plan.”

2.             Effect on the Plan.  Other than as specifically set forth herein, all other terms and provisions of the Plan shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect.